Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Omnichannel Sponsor LLC

Address of Joint Filer:	c/o Omnichannel Acquisition Corp.
485 Springfield Avenue
Summit, NJ 07901

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Omnichannel Acquisition Corp. [OCA]

Date of Event Requiring Statement:
(Month/Day/Year):	02/16/2021

Name of Joint Filer:	Matt Higgins

Address of Joint Filer:	c/o Omnichannel Acquisition Corp.
485 Springfield Avenue
Summit, NJ 07901

Relationship of Joint Filer to Issuer:	Chief Executive Officer. Chairman and Director

Issuer Name and Ticker or Trading Symbol:	Omnichannel Acquisition Corp. [OCA]

Date of Event Requiring Statement:
(Month/Day/Year):	02/16/2021